Exhibit 99.1

CVR Energy Reports 2018 Second Quarter Results

SUGAR LAND, Texas (July 25, 2018) - CVR Energy, Inc. (NYSE: CVI) today announced net income of $51 million, or 59 cents per diluted share, on net sales of $1,914 million for the second quarter of 2018, compared to a net loss of $11 million, or 12 cents per diluted share, on net sales of $1,434 million for the 2017 second quarter. Second quarter 2018 adjusted EBITDA, a non-GAAP financial measure, was $103 million, compared to second quarter 2017 adjusted EBITDA of $38 million.

For the first six months of 2018, net income was $117 million, or $1.35 per diluted share, on net sales of $3,451 million, compared to net income of $12 million, or 13 cents per diluted share, on net sales of $2,942 million for the same period a year earlier. Adjusted EBITDA for the first six months of 2018 was $189 million, compared to adjusted EBITDA of $118 million for the first six months of 2017.

“CVR Refining reported solid results for the 2018 second quarter, attributable to a $4.88 increase in Group 3 crack spreads, low Renewable Identification Number (RIN) prices and wide crude oil differentials compared to the same period last year,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “CVR Refining is off to a good start in the third quarter. While crack spreads have moderated in July, crude oil differentials are strong and RIN prices remain low.

“CVR Partners’ second quarter 2018 production levels were negatively impacted by both planned and unplanned downtime at the Coffeyville, Kansas, and East Dubuque, Illinois, fertilizer facilities,” Lamp said. “Looking toward the third quarter, the fall fill season for ammonia and UAN is now complete and market pricing was approximately 20 percent higher than last season.

“CVR Energy announced on May 29 that it had increased its dividend to $3 per share on an annual basis due to its strong balance sheet and operating performance. CVR Energy also announced the commencement of an exchange offer of CVR Energy shares for CVR Refining units. CVR Energy believes that, in light of recent tax reform, many unitholders would prefer to hold their investment in the form of common stock rather than partnership interests. In addition, the exchange offer will allow CVR Energy to increase its ownership in CVR Refining,” Lamp concluded.

Petroleum Business

The petroleum business, which is operated by CVR Refining and includes the Coffeyville and Wynnewood refineries, reported second quarter 2018 operating income of $117 million on net sales of $1,824 million, compared to an operating loss of $7 million on net sales of $1,338 million in the second quarter of 2017.

Refining margin adjusted for FIFO impact per combined total throughput, a non-GAAP financial measure, was $12.61 in the 2018 second quarter, compared to $7.21 during the same period in 2017. Direct operating expenses (exclusive of depreciation and amortization), excluding major scheduled turnaround expenses, per combined total throughput, for the 2018 second quarter were $4.76, compared to $4.13 in the second quarter of 2017.

Second quarter 2018 combined crude oil throughput was approximately 206,000 barrels per day (bpd), compared to approximately 214,000 bpd of combined crude oil throughput for the second quarter of 2017.

Nitrogen Fertilizers Business

The fertilizer business, which is operated by CVR Partners and includes the Coffeyville and East Dubuque fertilizer facilities, reported no operating income on net sales of $93 million for the second quarter of 2018, compared to operating income of $12 million on net sales of $98 million for the second quarter of 2017.

CVR Partners’ fertilizer facilities produced a combined 174,000 tons of ammonia during the second quarter of 2018, of which 66,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 241,000 tons of UAN. In the 2017 second quarter, the fertilizer facilities produced 215,000 tons of ammonia, of which 78,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 314,000 tons of UAN.

Cash, Debt and Dividend

Consolidated cash and cash equivalents was $534 million at June 30, 2018. Consolidated total debt was $1,167 million at June 30, 2018. The company had no debt exclusive of CVR Refining’s and CVR Partners’ debt.

CVR Energy previously announced a second quarter 2018 cash dividend of 75 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on Aug. 13, 2018, to stockholders of record on Aug. 6, 2018. CVR Energy’s second quarter cash dividend brings the cumulative cash dividends paid or declared for the first six months of 2018 to $1.25 per share.

Today, CVR Refining announced a 2018 second quarter cash distribution of 66 cents per common unit. CVR Partners announced that it will not pay a cash distribution for the 2018 second quarter.

Second Quarter 2018 Earnings Conference Call

CVR Energy previously announced that it will host its second quarter 2018 Earnings Conference Call for analysts and investors on Thursday, July 26, at 3 p.m. Eastern. The Earnings Conference Call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at
http://edge.media-server.com/m6/p/wrsh27n7. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291.

For those unable to listen live, the webcast will be archived and available for 14 days at http://edge.media-server.com/m6/p/wrsh27n7. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13681419.

THIS NEWS RELEASE DOES NOT CONSTITUTE AN OFFER TO PURCHASE, OR A SOLICITATION OF AN OFFER TO SELL, ANY SECURITIES. THE EXCHANGE OFFER OF CVR REFINING COMMON UNITS FOR CVR ENERGY SHARES IS BEING MADE ONLY PURSUANT TO A PROSPECTUS/OFFER TO EXCHANGE, LETTER OF TRANSMITTAL AND RELATED MATERIALS DISTRIBUTED TO CVR REFINING’S UNITHOLDERS. CVR ENERGY FILED A REGISTRATION STATEMENT ON FORM S-4 AND A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC, EACH OF WHICH INCLUDES THE PROSPECTUS/OFFER TO EXCHANGE. CVR REFINING’S UNITHOLDERS SHOULD READ THESE MATERIALS AND THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY DECISION WITH RESPECT TO THE EXCHANGE OFFER. THESE MATERIALS CAN ALSO BE OBTAINED FREE OF CHARGE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV.

Pursuant to the partnership agreement of CVR Refining, once the general partner and its affiliates own more than 80% of the common units of CVR Refining, the general partner and its affiliates will have the right, but not the obligation, to purchase all, but not less than all, of the common units of CVR Refining held by unaffiliated unitholders of CVR Refining at a price not less than their then-current market price, as calculated pursuant to the terms of the partnership agreement. Accordingly, the general partner and its affiliates will be entitled to exercise this call right after the consummation of the exchange offer. Pursuant to the partnership agreement, the general partner is not obligated to obtain a fairness opinion regarding the value of the common units of CVR Refining to be repurchased by it upon exercise of the call right. Pursuant to the partnership agreement, the general partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise the call right. The general partner and its affiliates (including CVR Energy and Icahn Enterprises L.P. and its affiliates) have no current plans to exercise the call right at this time or upon the consummation of the exchange offer. However, there can be no assurance that the general partner and its affiliates will not exercise the call right in the future.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: crude oil differentials; RINs, crude oil, feedstock and product prices; distributions of CVR Refining and CVR Partners; operating performance of CVR Refining and CVR Partners; reserves; ammonia and UAN pricing; third quarter performance including throughput, production, direct operating expenses, capital spending and depreciation; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) price volatility of crude oil, other feedstocks and refined products; the ability of CVR Refining and CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; impacts of planting season on CVRR Partners; general economic and business conditions; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks also include the possibility that expected benefits from the exchange offer may not materialize as expected; that the exchange offer may not be timely completed, if at all; and that, prior to or after the completion of the exchange offer, the businesses of CVR Energy or CVR Refining may not perform as expected. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 66 percent of the common units of CVR Refining and 34 percent of the common units of CVR Partners.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Energy, Inc.
(281) 207-3588
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data (all information in this release is unaudited other than the balance sheet data as of December 31, 2017).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$1,914	$1,434	$3,451	$2,942
Operating costs and expenses:
Cost of materials and other	1,570	1,229	2,809	2,450
Direct operating expenses(1)	141	124	273	262
Depreciation and amortization	52	52	102	100
Cost of sales	1,763	1,405	3,184	2,812
Selling, general and administrative expenses(1)	32	25	55	55
Depreciation and amortization	3	2	6	5
Loss on asset disposals	5	1	5	1
Operating income	111	1	201	69
Interest expense, net	(27)	(27)	(53)	(54)
Gain on derivatives, net	10	—	70	12
Other income, net	2	—	3	—
Income (loss) before income tax expense	96	(26)	221	27
Income tax expense (benefit)	17	(7)	38	8
Net income (loss)	79	(19)	183	19
Less: Net income (loss) attributable to noncontrolling interest	28	(8)	66	7
Net income (loss) attributable to CVR Energy stockholders	$51	$(11)	$117	$12

Basic and diluted earnings (loss) per share	$0.59	$(0.12)	$1.35	$0.13
Dividends declared per share	$0.75	$0.50	$1.25	$1.00

Adjusted EBITDA*	$103	$38	$189	$118
Adjusted net income (loss)*	$45	$(3)	$79	$20
Adjusted net income (loss) per diluted share*	$0.52	$(0.04)	$0.91	$0.23

Weighted-average common shares outstanding - basic and diluted	86.8	86.8	86.8	86.8
______________________________
* See “Use of Non-GAAP Financial Measures” below.

(1)
Direct operating expenses and selling, general and administrative expenses for the three and six months ended June 30, 2018 and 2017 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses and selling, general and administrative expenses.

	As of June 30, 2018	As of December 31, 2017
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$534	$482
Working capital	620	550
Total assets	3,850	3,807
Total debt, including current portion	1,167	1,166
Total CVR stockholders’ equity	883	919

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$204	$105	$229	$242
Investing activities	(21)	(33)	(41)	(59)
Financing activities	(69)	(45)	(136)	(89)
Net increase in cash and cash equivalents	$114	$27	$52	$94

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in the Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment is operated by CVR Refining, LP (“CVR Refining”), in which we own a majority interest as well as serve as the general partner. The Petroleum segment includes the operations of the Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with the crude oil gathering and pipeline systems. Detailed operating results for the Petroleum segment for the three and six months ended June 30, 2018 are included in CVR Refining’s press release dated July 25, 2018. The Nitrogen Fertilizer segment is operated by CVR Partners, LP (“CVR Partners”), in which we own approximately 34% of the common units as of June 30, 2018 and serve as the general partner. The Nitrogen Fertilizer segment consists of nitrogen fertilizer manufacturing facilities located in Coffeyville, Kansas and East Dubuque, Illinois. Detailed operating results for the Nitrogen Fertilizer segment for the three and six months ended June 30, 2018 are included in CVR Partners’ press release dated July 25, 2018.

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three Months Ended June 30, 2018
Net sales	$1,824	$93	$(3)	$1,914
Cost of materials and other	1,553	19	(2)	1,570
Direct operating expenses	94	47	—	141
Selling, general and administrative	22	7	3	32
Depreciation and amortization	33	20	2	55
Loss on asset disposals	5	—	—	5
Operating income (loss)	$117	$—	$(6)	$111

Capital expenditures	$16	$6	$—	$22

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Six Months Ended June 30, 2018
Net sales	$3,282	$173	$(4)	$3,451
Cost of materials and other	2,771	42	(4)	2,809
Direct operating expenses	187	86	—	273
Selling, general and administrative	38	12	5	55
Depreciation and amortization	67	37	4	108
Loss on asset disposals	5	—	—	5
Operating income (loss)	$214	$(4)	$(9)	$201

Capital expenditures	$32	$9	$1	$42

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three Months Ended June 30, 2017
Net sales	$1,338	$98	$(2)	$1,434
Cost of materials and other	1,208	22	(2)	1,229
Direct operating expenses	86	38	—	124
Selling, general and administrative	19	6	1	25
Depreciation and amortization	32	20	2	54
Loss on asset disposals	—	—	1	1
Operating income (loss)	$(7)	$12	$(4)	$1

Capital expenditures	$28	$4	$1	$33

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Six Months Ended June 30, 2017
Net sales	$2,762	$183	$(3)	$2,942
Cost of materials and other	2,409	44	(3)	2,450
Direct operating expenses	188	74	—	262
Selling, general and administrative	40	12	3	55
Depreciation and amortization	66	35	4	105
Loss on asset disposals	—	—	1	1
Operating income (loss)	$59	$18	$(8)	$69

Capital expenditures	$48	$9	$1	$58

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
June 30, 2018
Cash and cash equivalents	$258	$28	$248	$534
Total assets	2,366	1,200	284	3,850
Total debt, including current portion	540	627	—	1,167

December 31, 2017
Cash and cash equivalents	$174	$49	$259	$482
Total assets	2,270	1,234	303	3,807
Total debt, including current portion	541	626	—	1,166

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operated by CVR Refining, of which we own a majority interest and serve as the general partner, and the Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Petroleum segment for the three and six months ended June 30, 2018 are included in CVR Refining’s press release dated July 25, 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Petroleum Segment Summary Financial Results:
Net sales	$1,824	$1,338	$3,282	$2,762
Operating costs and expenses:
Cost of materials and other	1,553	1,208	2,771	2,409
Direct operating expenses(1)	94	86	187	188
Depreciation and amortization	32	31	65	65
Cost of sales	1,679	1,325	3,023	2,662
Selling, general and administrative expenses(1)	22	19	38	40
Depreciation and amortization	1	1	2	1
Loss on asset disposals	5	—	5	—
Operating income (loss)	117	(7)	214	59
Interest expense, net	(11)	(12)	(22)	(23)
Gain on derivatives, net	10	—	70	12
Other income, net	2	—	3	—
Net income (loss)	$118	$(19)	$265	$48

Refining margin*	$271	$130	$511	$353
Refining margin adjusted for FIFO impact*	$249	$146	$469	$369
Adjusted Petroleum EBITDA*	$147	$43	$273	$158
______________________________
* See “Use of Non-GAAP Financial Measures” below.

(1)
Direct operating expense for the three and six months ended June 30, 2018 and 2017 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses. Selling, general and administrative expense for the three and six months ended June 30, 2018 and 2017 are shown exclusive of depreciation and amortization, which amounts are presented separately below selling, general and administrative expenses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(dollars per barrel)
Petroleum Segment Key Operating Statistics:
Per total throughput barrel:
Gross profit	$7.29	$0.60	$7.05	$2.43
Refining margin*	13.71	6.45	13.93	8.64
FIFO impact, (favorable) unfavorable	(1.10)	0.76	(1.15)	0.39
Refining margin adjusted for FIFO impact*	12.61	7.21	12.78	9.03
Direct operating expenses and major turnaround expenses	4.76	4.27	5.10	4.62
Direct operating expenses excluding major turnaround expenses	4.76	4.13	5.10	4.23
______________________________

* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$67.91	$48.15	$65.46	$49.95
Crude Oil Differentials:
WTI less WTS (light/medium sour)	8.50	1.06	5.05	1.24
WTI less WCS (heavy sour)	18.02	10.00	21.81	11.88
WTI less condensate	0.46	0.15	0.42	0.12
Midland Cushing Differential	8.12	0.83	4.34	0.41
NYMEX Crack Spreads:
Gasoline	20.63	18.07	18.06	16.39
Heating Oil	22.22	15.11	21.36	15.32
NYMEX 2-1-1 Crack Spread	21.43	16.59	19.71	15.85
PADD II Group 3 Basis:
Gasoline	(4.44)	(3.95)	(3.19)	(2.96)
Ultra Low Sulfur Diesel	(0.05)	(0.62)	(0.33)	(1.10)
PADD II Group 3 Product Crack Spread:
Gasoline	16.19	14.12	14.87	13.42
Ultra Low Sulfur Diesel	22.17	14.49	21.03	14.23
PADD II Group 3 2-1-1	19.18	14.30	17.95	13.82

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
Petroleum Segment Summary		%		%		%		%
Refining Throughput and Production Data (bpd):
Throughput:
Condensate	9,127	4.2	1,258	0.6	15,560	7.7	4,363	1.9
Sweet	190,595	88.0	200,812	90.4	172,969	85.4	195,610	86.9
Sour	—	—	—	—	—	—	—	—
Heavy sour	6,249	2.9	11,771	5.3	3,385	1.7	14,130	6.3
Total crude oil throughput	205,971	95.1	213,841	96.3	191,914	94.8	214,103	95.1
All other feedstocks and blendstocks	10,694	4.9	8,113	3.7	10,681	5.2	11,161	4.9
Total throughput	216,665	100.0	221,954	100.0	202,595	100.0	225,264	100.0
Production:
Gasoline	106,431	49.1	112,284	50.4	99,279	49.0	115,600	51.2
Distillate	94,784	43.7	96,578	43.4	86,870	42.9	93,260	41.3
Other (excluding internally produced fuel)	15,609	7.2	13,775	6.2	16,495	8.1	17,019	7.5
Total refining production (excluding internally produced fuel)	216,824	100.0	222,637	100.0	202,644	100.0	225,879	100.0

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
		%		%		%		%
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	1,547	1.1	1,258	0.9	9,586	8.0	4,363	3.1
Sweet	120,975	89.3	120,790	86.4	100,863	84.2	113,804	80.9
Sour	—	—	—	—	—	—	—	—
Heavy sour	6,249	4.6	11,771	8.4	3,385	2.8	14,130	10.0
Total crude oil throughput	128,771	95.0	133,819	95.7	113,834	95.0	132,297	94.0
All other feedstocks and blendstocks	6,671	5.0	6,077	4.3	6,022	5.0	8,482	6.0
Total throughput	135,442	100.0	139,896	100.0	119,856	100.0	140,779	100.0
Production:
Gasoline	66,577	48.6	70,032	49.3	57,565	47.5	72,271	50.5
Distillate	59,797	43.7	59,703	42.1	52,064	42.9	59,573	41.6
Other (excluding internally produced fuel)	10,500	7.7	12,146	8.6	11,657	9.6	11,246	7.9
Total refining production (excluding internally produced fuel)	136,874	100.0	141,881	100.0	121,286	100.0	143,090	100.0

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
		%		%		%		%
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	7,580	9.3	—	—	5,974	7.2	—	—
Sweet	69,620	85.7	80,022	97.5	72,106	87.1	81,806	96.8
Sour	—	—	—	—	—	—	—	—
Heavy sour	—	—	—	—	—	—	—	—
Total crude oil throughput	77,200	95.0	80,022	97.5	78,080	94.3	81,806	96.8
All other feedstocks and blendstocks	4,023	5.0	2,036	2.5	4,659	5.7	2,679	3.2
Total throughput	81,223	100.0	82,058	100.0	82,739	100.0	84,485	100.0
Production:
Gasoline	39,854	49.8	42,252	52.3	41,714	51.3	43,329	52.3
Distillate	34,987	43.8	36,875	45.7	34,806	42.8	33,687	40.7
Other (excluding internally produced fuel)	5,109	6.4	1,629	2.0	4,838	5.9	5,773	7.0
Total refining production (excluding internally produced fuel)	79,950	100.0	80,756	100.0	81,358	100.0	82,789	100.0

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we own approximately 34% of the common units as of June 30, 2018 and serve as the general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the three and six months ended June 30, 2018 are included in CVR Partners’ press release dated July 25, 2018.

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017		2018	2017
	(in millions)
Nitrogen Fertilizer Segment Business Financial Results:
Net sales	$93	$98		$173	$183
Cost of materials and other	19	22		42	44
Direct operating expenses(1)	47	38		86	74
Depreciation and amortization	20	20		37	35
Cost of sales	86	80		165	153
Selling, general and administrative expenses	7	6		12	12
Loss on asset disposals	—	—	0	—	—
Operating income (loss)	—	12		(4)	18
Interest expense, net	(16)	(16)		(32)	(32)
Other income, net	—	—		—	—
Net loss	$(16)	$(4)		$(36)	$(14)

Adjusted Nitrogen Fertilizer EBITDA*	$26	$32		$39	$53

* See “Use of Non-GAAP Financial Measures” below.

(1)
Direct operating expenses for the three and six months ended June 30, 2018 and 2017 are shown exclusive of depreciation and amortization, which amounts are presented separately below direct operating expenses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Nitrogen Fertilizer Segment Key Operating Statistics:

Consolidated sales (thousand tons):
Ammonia	81.6	74.6	117.6	136.5
UAN	269.6	330.9	615.0	652.5

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$348	$333	$340	$322
UAN	$191	$174	$169	$167

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	173.7	215.3	372.8	434.5
Ammonia (net available for sale) (2)	65.5	77.5	124.4	157.5
UAN	240.9	313.8	580.2	655.7

Feedstock:
Petroleum coke used in production (thousand tons)	89.8	124.0	208.0	256.6
Petroleum coke used in production (dollars per ton)	$25	$21	$21	$17
Natural gas used in production (thousands of MMBtus)(3)	1,964.1	2,134.0	3,814.4	4,225.3
Natural gas used in production (dollars per MMBtu)(3)	$2.78	$3.18	$3.00	$3.29
Natural gas in cost of materials and other (thousands of MMBtus)(3)	2,571.4	2,487.4	3,829.1	3,963.4
Natural gas in cost of materials and other (dollars per MMBtu)(3)	$2.84	$3.24	$3.05	$3.37

Coffeyville Facility on-stream factor (4):
Gasification	72.8%	98.8%	86.3%	98.8%
Ammonia	70.2%	98.2%	84.9%	98.3%
UAN	67.0%	87.3%	83.0%	92.0%

East Dubuque Facility on-stream factors (4):
Ammonia	93.3%	100.0%	90.0%	99.8%
UAN	93.6%	99.4%	90.3%	98.8%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$343	$316	$362	$352
Ammonia — Corn belt (dollars per ton)	$396	$365	$412	$395
UAN — Corn belt (dollars per ton)	$211	$196	$211	$205
Natural gas NYMEX (dollars per MMBtu)	$2.83	$3.14	$2.84	$3.10

(1)
Product pricing at gate represents net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(2)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent the ammonia available for sale that was not upgraded into other fertilizer products.

(3)	The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense (exclusive of depreciation and amortization).

(4)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with accounting principles generally accepted in the United States of America ("GAAP") for the applicable periods, we also use the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of our financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Performance and Liquidity Measures

We use the following performance and liquidity measures:

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) attributable to CVR Energy stockholders before consolidated (i) interest expense and other financing costs, net of interest income; (ii) income tax expense (benefit); and (iii) depreciation and amortization, less the portion of these adjustments attributable to noncontrolling interest. Adjusted EBITDA represents EBITDA adjusted for consolidated (i) FIFO impact (favorable) unfavorable; (ii) major turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA); (iii) (gain) loss on derivatives, net; and (iv) current period settlements on derivative contracts. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. We believe that EBITDA and Adjusted EBITDA enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. EBITDA and Adjusted EBITDA represent EBITDA and Adjusted EBITDA that is attributable to CVR Energy stockholders.

Adjusted net income (loss) is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance, but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income (loss) provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the weighted-average diluted shares outstanding. Adjusted net income (loss) represents net income (loss), as adjusted, that is attributable to CVR Energy stockholders.

Petroleum EBITDA. EBITDA is a performance measure representing net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization.

Petroleum Adjusted EBITDA. Adjusted EBITDA is a performance measure representing EBITDA adjusted for (i) (favorable) unfavorable FIFO impacts associated with our crude oil and refined product inventories, (ii) major turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA), (iii) (gain) loss on derivatives, net and (iv) current period settlements on derivative contracts. Adjusted EBITDA represents the starting point for determining available cash for distribution. Refer to discussion below for the Refining margin, adjusted for FIFO impact non-GAAP measure for discussion of why management adjusted for the FIFO impact of our inventories. We exclude major turnaround expenses because these amounts are required expenditures for our refineries, are not closely related to current period operations, and many of our peer companies capitalize these amounts thereby excluding these amounts from their EBITDA-related measures. For derivatives, we adjust EBITDA to exclude the unrealized or non-cash portion of our derivative gain or loss from our results in order to arrive at our starting point for available cash for distribution.

Nitrogen EBITDA. Nitrogen Fertilizer EBITDA represents nitrogen fertilizer net loss adjusted for (i) interest (income) expense; (ii) income tax expense; and (iii) depreciation and amortization expense. Adjusted Nitrogen Fertilizer EBITDA represents Nitrogen Fertilizer EBITDA adjusted for (i) major turnaround expenses, when applicable; (ii) gain or loss on extinguishment of debt; and (iii) business interruption insurance recovery, when applicable. We present Adjusted Nitrogen Fertilizer EBITDA because we have found it helpful to consider an operating measure that excludes expenses, such as major turnaround expense, gain or loss on extinguishment of debt, and business interruption insurance recovery, relating to transactions not reflective of CVR Partner's core operations.

Refining margin. This performance measure represents the difference between net sales and cost of materials and other as reported on our Condensed Consolidated Statements of Operations.

Refining margin, adjusted for FIFO impact. This performance measure represents our refining margin adjusted to exclude the impact of price changes in our crude oil and refined products inventories. Under our FIFO accounting method for crude oil and refined products, changes in crude oil prices can cause fluctuations in the inventory valuation of our raw material, work in process and finished good inventories, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease. In periods of significant price volatility, these price changes have a significant impact on the valuation on our inventories and thus our results.

Available cash for distribution. This performance and liquidity measure is equal to Adjusted EBITDA reduced for cash needed for (i) debt service, (ii) reserves for environmental and maintenance capital expenditures, (iii) reserves for major turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner.

Operating Metrics

During the second quarter of 2018, we changed the metrics discussed below from a crude oil throughput barrel basis to a total throughput barrel basis. Prior period information has been revised to conform to current presentation.

Refining margin and refining margin adjusted for FIFO impact per total throughput barrel. For both refining margin and refining margin adjusted for FIFO impact, we present these measures on a per total throughput barrel basis. In order to calculate these non-GAAP operating metrics, we utilize the total dollar figures for refining margin and refining margin adjusted for FIFO impact, as derived above and divide by the applicable number of total throughput barrels for the period.

Direct operating expenses, excluding major turnaround expenses, per total throughput barrel. We provide this performance measure to exclude major turnaround expenses from the reported amounts of direct operating expense during a given period. Major turnaround expenses are not directly correlated to our current period operations and thus excluding them provides investors and analysts with the current period cost, exclusive of depreciation and amortization, we incur to convert a barrel of crude oil into refined product.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures

A reconciliation of net income (loss) attributable to CVR Energy stockholders to EBITDA and EBITDA to Adjusted EBITDA for the three and six months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Net income (loss) attributable to CVR Energy stockholders	$51	$(11)	$117	$12
Add:
Interest expense, net	27	27	53	54
Income tax expense (benefit)	17	(7)	38	8
Depreciation and amortization	55	54	108	105
Adjustments attributable to noncontrolling interest	(39)	(37)	(76)	(74)
EBITDA	111	26	240	105
Add:
FIFO impact, (favorable) unfavorable	(22)	15	(42)	16
Major turnaround expenses	6	3	6	16
Gain on derivatives, net	(10)	—	(70)	(12)
Current period settlement on derivative contracts (1)	17	—	31	1
Adjustments attributable to noncontrolling interest	1	(6)	24	(8)
Adjusted EBITDA	$103	$38	$189	$118

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per share data)
Reconciliation of Income (Loss) before income tax expense to Adjusted Net Income (Loss):
Income (loss) before income tax expense	$96	$(26)	$221	$27
Adjustments:
FIFO impact, (favorable) unfavorable	(22)	15	(42)	16
Major turnaround expenses	6	3	6	16
Gain on derivatives, net	(10)	—	(70)	(12)
Current period settlement on derivative contracts (1)	17	—	31	1
Adjusted net income (loss) before income tax expense and noncontrolling interest	87	(8)	146	48
Adjusted net (income) loss attributed to noncontrolling interest	(27)	3	(43)	(14)
Income tax benefit (expense), as adjusted	(15)	2	(24)	(14)
Adjusted net income (loss)	$45	$(3)	$79	$20

Adjusted net income (loss) per diluted share	$0.52	$(0.04)	$0.91	$0.23

We have changed our metrics in the second quarter of 2018 from a crude oil throughput barrel basis to a total throughput barrel basis, and we have revised the historical information for the corresponding period of the prior fiscal year from to reflect this change in metrics.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Petroleum Segment:
Petroleum net income (loss)	$118	$(19)	$265	$48
Add:
Interest expense, net	11	12	22	23
Depreciation and amortization	33	32	67	66
Petroleum EBITDA	162	25	354	137
Add:
FIFO impact, (favorable) unfavorable	(22)	15	(42)	16
Major turnaround expenses	—	3	—	16
Gain on derivatives, net	(10)	—	(70)	(12)
Current period settlements on derivative contracts (1)	17	0	31	1
Adjusted Petroleum EBITDA	$147	$43	$273	$158

(1)
Represents the portion of gain on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Net sales	$1,824	$1,338	$3,282	$2,762
Operating costs and expenses:
Cost of materials and other	1,553	1,208	2,771	2,409
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	94	86	187	188
Depreciation and amortization	32	31	65	65
Gross profit	145	13	259	100
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	94	86	187	188
Depreciation and amortization	32	31	65	65
Refining margin	271	130	511	353
FIFO impact, (favorable) unfavorable	(22)	15	(42)	16
Refining margin adjusted for FIFO impact	$249	$145	$469	$369

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total throughput barrels per day	216,665	221,954	202,595	225,264
Days in the period	91	91	181	181
Total throughput barrels	19,716,515	20,197,814	36,669,695	40,772,784

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except for $ per barrel data)
Refining margin	$271	$130	$511	$353
Divided by: total throughput barrels	20	20	37	41
Refining margin per total throughput barrel	$13.71	$6.45	$13.93	$8.64

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except for $ per barrel data)
Refining margin adjusted for FIFO impact	$249	$145	$469	$369
Divided by: total throughput barrels	20	20	37	41
Refining margin adjusted for FIFO impact per total throughput barrel	$12.61	$7.21	$12.78	$9.03

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except for $ per barrel data)
Direct operating expenses (exclusive of depreciation and amortization)	$94	$86	$187	$188
Major turnaround expenses	—	3	—	16
Direct operating expenses (1)	94	83	187	172
Divided by: total throughput barrels	20	20	37	41
Direct operating expenses, excluding major turnaround expenses, per total throughput barrel	$4.76	$4.13	$5.10	$4.23

(1)	Direct operating expenses are shown exclusive of depreciation and amortization and major turnaround expenses.

A reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the Nitrogen Fertilizer segment for the three and six months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Nitrogen Fertilizer:
Nitrogen fertilizer net loss	$(16)	$(4)	$(36)	$(14)
Add:
Interest expense, net	16	16	32	32
Depreciation and amortization	20	20	37	35
Nitrogen Fertilizer EBITDA	20	32	33	53
Add:
Major turnaround expenses	6	—	6	—
Adjusted Nitrogen Fertilizer EBITDA	$26	$32	$39	$53